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                                                                    Exhibit 5.2

                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                          NEW YORK, NEW YORK 10022-3897

                                                                 April 29, 1999

Norfolk Southern Corporation
Three Commercial Place
Norfolk, Virginia  23510-2191

                Re:   Norfolk Southern Corporation
                      Registration Statement S-3 (Registration No. 333-67937)

Ladies and Gentlemen:

                  This opinion is furnished by us as special counsel for Norfolk Southern Corporation, a Virginia corporation (the "Corporation"), in connection with the issuance and sale of a series of Notes, in an aggregate principal amount of $400,000,000 (collectively, the "Securities") to be issued pursuant to the Underwrit ing Agreement, dated April 21, 1999 (the "Base Underwriting Agreement"), among the Corporation and J.P. Morgan Securities Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") and the Pricing Agreement, dated April 21, 1999 (the "Pricing Agreement," and together with the Base Underwriting Agreement, the "Underwriting Agreement") between the Corpo ration and the Underwriters, which Pricing Agreement incorporates in its entirety all the provisions of the Base Underwriting Agreement. The Securities are to be issued under the Indenture, dated as of January 15, 1991 (the "Base Indenture"), between the Corporation and First Trust of New York, National Association (whose name has been changed to U.S. Trust Bank National Association), as successor trustee (the "Trustee"), as supplemented by a First Supplemental Indenture, dated as of May 19, 1997 (the "First Supplemental Indenture") between the Corporation and the Trustee and a Second Supplemental Indenture, dated April 26, 1999, between the Corporation and the Trustee (the

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"Second Supplemental Indenture") (the Base Indenture, the First Supplemental
Indenture and the Second Supplemental Indenture, collectively, the "Indenture").

                  This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (File No. 333-67937), relating to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations under the Securities Act, of up to $1,000,000,000 aggregate principal amount of debt securi ties, preferred stock, depositary shares and/or common stock of the Corporation, filed with the Commission on November 25, 1998 under the Securities Act (such registra tion statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the Prospectus Supplement, dated April 21, 1999, together with the Base Prospectus, dated November 25, 1998 (together, the "Prospectus") in the forms thereof filed as part of the Registration Statement; (iii) the Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of the Trustee; (iv) the documents incorporated by reference in the Prospectus through April 26, 1999;
(v) an executed copy of the Indenture; (vi) the executed Securities and (vii) an executed copy of the Underwriting Agreement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Corporation and such agreements, certificates of public officials, certificates of officers or other representatives of the Corporation and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submit ted to us as originals, the conformity to original documents of all documents submit ted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, including the Corporation, have been duly organized and are validly existing under the laws of their respective jurisdictions of organization, had, or will have, the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and

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delivery by such other parties of such documents and, except as set forth in para graphs 1 and 2 below, the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Corporation and others.

                  We do not express any opinion as to the laws of any jurisdiction other than the State of New York and the federal laws of the United States of America to the extent referred to specifically herein. We have assumed that (i) the Corporation has complied with all aspects of Virginia law in connection with the transactions contemplated by the Underwriting Agreement, the Indenture and the Securities (collectively, the "Operative Documents"); (ii) the Operative Documents were duly authorized, executed and delivered by the Corporation under Virginia law; (iii) the choice of New York law in the Indenture is legal and valid under the laws of the applicable jurisdictions; and
(iv) the execution and delivery by the Corporation of the Operative Documents and the performance by the Corporation of its obligations thereunder do not and will not violate, conflict with or constitute a default under (A) any agreement or instrument to which the Corporation or its property is subject (except that we do not make the assumption set forth in this clause (A) with respect to the Operative Documents), (B) any law, rule or regulation to which the Corpora tion is subject (except that we do not make the assumption set forth in this clause
(B) with respect to those laws, rules and regulations of the State of New York and the United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Operative Documents, but without our having made any special investigation with respect to other laws, rules or regula tions), (C) any judicial or regulatory order or decree of any governmental authority or (D) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. The Indenture has been duly executed and delivered by the Corporation under New York law and is a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insol vency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles

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of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) we express no opinion as to Section 512 of the Base Indenture.

                  2. The Securities have been executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, and are valid and binding obligations of the Corporation entitled to the benefits of the Indenture and enforce able against the Corporation in accordance with their terms, except (a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) considered in a proceeding at law or in equity and (b) we express no opinion as to Section 512 of the Base Indenture.

                  William A. Noell, Jr., Corporate Counsel of the Corporation, is permitted to rely upon this opinion for the purpose of delivering his opinion to the Corporation in his capacity as counsel to the Corporation in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

                  We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. We also hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations thereunder. This opinion is expressed as of the date hereof unless otherwise ex pressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                        Very truly yours,
                            /s/ Skadden, Arps, Slate, Meagher & Flom LLP
                            ____________________________________________
                            Skadden, Arps, Slate, Meagher & Flom LLP

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